GROSVENOR
REGISTERED FUNDS

NOTICE OF WITHDRAWAL OF TENDER

Regarding Limited Liability Company Interests In

Grosvenor Registered Multi-Strategy Master Fund, LLC

Tendered Pursuant to the Offer to Purchase

Dated September 27, 2013

The Offer will expire

at, and this Notice of Withdrawal must be

received by, 11:59 p.m., Eastern Time,

on October 25, 2013 unless the Offer is extended.

Complete this Notice of Withdrawal and return by Mail, E-Mail or Fax to:

By Mail:

Grosvenor Funds

c/o BNY Mellon Alternative Investment Services

400 Bellevue Parkway

19C-0204

Wilmington, DE 19809

Phone: (866) 211-4521

By E-Mail:

grosvenordeinvservices@bnymellon.com

Please include the words “Grosvenor Funds Tender Documents” in the subject line.

By Fax:

(302) 791-2790

You are responsible for confirming that this Notice of Withdrawal is received by the Fund.

Notice of Withdrawal of Tender - Master	Page 1

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its limited liability company interest in Grosvenor Registered Multi-Strategy Master Fund, LLC (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                             .

This tender was in the amount of:

☐	Entire limited liability company interest in the Fund (“Interest”)

☐	Portion of Interest expressed as a specific dollar value: $

The undersigned recognizes that upon submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Interest (or portion thereof) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Notice of Withdrawal of Tender - Master	Page 2